                                                                   Exhibit 10.18

[*] Confidential Treatment has been requested for certain portions of this exhibit.

CLASSIFIEDS2000 LISTINGS DISTRIBUTION, SPONSORSHIP, DISPLAY ADVERTISING AND
                         NETWORK AFFILIATION AGREEMENT

This LISTINGS DISTRIBUTION, SPONSORSHIP, DISPLAY ADVERTISING AND NETWORK AFFILIATION AGREEMENT (the "Agreement") is between CLASSIFIEDS2000, INC., a California corporation having its place of business at 617 Palomar Avenue, Sunnyvale, CA 94086 ("Classifieds2000"), and AUTO-BY-TEL, CORPORATION, a Delaware Corporation, having its place of business at 18872 MacArthur Blvd., 2nd Floor, Irvine, CA 92612 ("Customer"). This Agreement is effective as of May 29, 1998 (the "Effective Date").

WHEREAS, Classifieds2000 is the creator and administrator of an Internet classifieds service (the "Classifieds2000 Service");

WHEREAS, Customer is in the business of distributing Vehicle Listings ("Classified Advertisements" or "Listings") and offering other services on its own Web site and elsewhere on the Internet on behalf of its clients;

WHEREAS, Customer desires to: (a) license Classifieds2000 to distribute Classified Advertisements through the Classifieds2000 Service; (b) be one of four (4) sponsors of the Classifieds2000 Vehicles Channel; (c) display banner and in-line text advertorials through the Classifieds2000 Vehicles category; and (d) be a Network Affiliate of the Classifieds2000 Network, as the Classifieds2000 Network presently exists or is augmented or supplemented from time to time during the term of this Agreement.

WHEREAS, Customer and Classifieds2000 desire that this new Agreement replace any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. SERVICES. Classifieds2000 will provide to Customer the services described in this section. For the purposes of this section, a Listing means a single used vehicle listing that is delivered to Classifieds2000 according to the Classifieds2000 Standard Vehicle Upload Specification. A summary of such services is shown in Attachment A.

        1.1. DISTRIBUTION OF LISTINGS. Classifieds2000 will distribute all Listings provided by Customer within the Vehicles section of the Classifieds2000 Service. Customer may include listings from DealerSites.com in the Listings feed that it sends to Classifieds2000. Classifieds2000 will provide Customer with the ability to remotely and automatically upload and update the Listings it distributes in the Classifieds2000 Service on a regular basis. The upload and update capability currently allows changes on a twenty four-hour basis.

        1.1.1. DETAIL PAGE LAYOUT AND BRANDING. For each Listing distributed by Customer, Classifieds2000 will display a detail page in a layout exactly as Customer's Listings are displayed in the current Classifieds2000 Service. Each Listing will display the Customer logo and will contain links to additional pages describing Customer's services. An example of this layout is shown in Attachment B.

        1.1.2. CONTACT REQUEST LEADS. Classifieds2000 will provide Customer with contact request leads via a specialized Customer enhanced email form that captures specific information and directly processes such information into Customer's contact request service.

        1.2. NETWORK-WIDE EXPOSURE. Classifieds2000 will integrate and display Customer's branding throughout the Classifieds2000 Service in the manner described below in order to provide users with easy access from various points within the Vehicles Channel of Classifieds2000's premier classifieds to the Customer Site.

        1.2.1. CATEGORY-ENTRY SPONSOR BUTTON. Customer will be the exclusive Auto Buying Service Sponsor. As such, Customer shall receive a fixed presence logo link and FasTrak box on the Entry Page of the Vehicles Channel. The logo shall link to a page of Customer's choice. Minimum impressions from this box shall be one million (1,000,000) per month.

        1.2.2. PRODUCTS AND SERVICES PAGE. Customer will receive a fixed presence logo, text link and two lines of text in the New Car Price Quotes Section of the Products and Services Page. The text link shall link to Customer's FasTrak new car buying form. Minimum impressions from this page shall be fourteen thousand (14,000) per month. Logo specifications shall be: 88x31 pixels.

                                       1.

          1.2.3. INLINE TEXT ADVERTORIALS. Customer will receive four (4) separate Text Advertorial links that will rotate randomly throughout the Search Results Grid of the Vehicles Channel of the Classifieds2000 Service. Minimum impressions from the Inline Text Advertorials shall be two million (2,000,000) per month. Inline text specifications shall be no greater than sixty (60) characters long; no mention of any company names or brands.

          1.2.4. PAGE BOTTOM TEXT ADVERTISEMENTS. Customer will receive a Page Bottom Text Advertisement that will rotate on the Vehicle Search Results Pages and the Vehicle Details Pages of the Private Party Listings. These advertisements shall link to Customer's FasTrak new car buying form. Minimum impressions from the Page Bottom Text Advertisements shall be one million per month.

          1.2.5. BANNER ADVERTISEMENTS. Customer will receive a minimum of five hundred thousand (500,000) banner impressions per month. Banner Specifications shall be 468 x 60 pixels; 10K maximum file size.


          1.2.6. SEASONAL PROMOTIONS. Customer will be included in all relevant Classifieds2000 Service seasonal promotions for advertisers/sponsors that occur during the term of this Agreement. The impressions for this type of advertisement will vary.

     1.3. CLASSIFIEDS2000 NETWORK AFFILIATION. Classifieds2000 will develop and offer the following network affiliation service to Member:

          1.3.1. CONTENT AND TECHNOLOGY. Classifieds2000 will provide Customer with a private label classified advertising service including the Search Ad, Place Ad, Change Ad, Cool Notify and Hot List features ("Customer Classifieds"). The Customer Classifieds shall include the Vehicles category and any other classified categories selected by Member. The look and feel of the Customer Classifieds Service shall be as shown on: http://classifieds2000.com/cgi-cls/Display.exe?Customer-demo+class.

          1.3.2. LISTINGS RESTRICTIONS. In the Vehicles category, the Customer Classifieds shall contain only private party listings provided by Classifieds2000.

          1.3.3. ALL SERVICE UPGRADES AND NEW CATEGORIES. All new standard feature enhancements and categories will be added to the Customer Classifieds as they are released.

          1.3.4. PROMOTION OF CUSTOMER CLASSIFIEDS ON WWW.AUTOBYTEL.COM/ ("CUSTOMER SITE"). Customer will provide a prominent home page link and tool/menu bar link to the Customer Classifieds from the Customer Site.

          1.3.5. ADVERTISING SALES. No third party advertising or banners shall be displayed in the Customer Classifieds.

          1.3.6. FREE SERVICE. Private parties will be able to list and view merchandise and services for free on Customer Classifieds.

          1.3.7. EXCLUSIVITY. For the Term of this Agreement, Customer shall not enter into any on line co-branding or private label arrangements wherein any party (other than Classifieds2000) provides a private party classifieds service ("For Sale by Owner") to Customer.

          1.3.8. CLASSIFIEDS2000 MARKS. A credit for the Classifieds2000 Service and a "Powered By Classifieds2000 - The Internet Classifieds" logo will be displayed on each page within the Customer Classifieds.

          1.3.9. OPTION TO REMOVE OF CUSTOMER CLASSIFIEDS. Customer shall have the option of removing Customer Classifieds if it determines that it has a negative impact on Customer's Cyberstore service.

     1.4. REPORTING. Classifieds2000 shall provide periodic reports by email to Customer outlining the number of banner impressions and total click-throughs delivered, number of Customer listings in the Classifieds2000 database, and detail pages viewed. Classifieds2000 shall commit to quarterly performance reviews to assess the quality of purchase requests being sent to Customer. Classifieds2000 shall commit to working closely with Customer to improve the quality of purchase requests throughout the term of this Agreement.

     1.5. ADDITIONAL PER LISTING SERVICES. The fee for additional per listing services such as secondary detail pages will be on a per listing or setup fee basis



                                       2.

[*] Confidential Treatment Requested


2. FEES. The fees for the services contemplated in this Agreement shall be as follows:

     2.1 A flat fee of [*] per month for the Listings Distribution Services described in Section 1.1 together with the Network Affiliation Services described in Section 1.3 herein; plus

     2.2 A flat fee of [*] per month for the Network Wide Exposure Services described in Section 1.2 herein; plus

     2.3  A variable "Bounty" as follows:

          i. [*] per Unique New Car Purchase Request forwarded to Customer for the first seventy five thousand (75,000) Unique New Car Purchase Requests;

          ii. [*] per Unique New Car Purchase Request beginning with seventy five thousand and one (75,001) up to and including one hundred and fifty thousand (150,000) Unique New Car Purchase Requests; and

          iii. [*] per Unique New Car Purchase Requests after the first 150,000 new car purchase requests.

     2.4 Classifieds2000 will guarantee a minimum of one hundred thousand (100,000) Unique New Car Purchase Requests over the term of this Agreement.

     2.5 The total number of Unique New Car Purchase Request shall be calculated in accordance with Customer's standard de-duplication formula as set forth in item (i) on the attached Schedule C, incorporated herein by this reference.

     2.6 All fees payable to Classifieds2000 shall be invoiced monthly at the beginning of the month. Fees due under this Agreement shall be paid within thirty (30) days of receipt of a statement of such payment obligations. In the event there is an unpaid thirty (30) days after payment is due, Customer shall also pay interest at the rate of the lesser of one and one-half (1.5%) per month or the then-highest interest rate allowed to be imposed by applicable law, plus Classifieds2000's reasonable costs of collection.

3.   TERM. The term of this Agreement shall be as follows:

     3.1 This Agreement shall have a stipulated start date of June 1, 1998, and shall remain in effect for one contract year ("Contract Year").

     3.2 A Contract Year shall be the longer of (a) twelve (1) consecutive months following the stipulated start date; or (b) that period of time following the stipulated start date deemed necessary for Classifieds2000 to deliver the guaranteed number of Unique New Car Purchase Requests as set forth in Section 2.3 above. Classifieds2000 agrees that in the event a Contract Year extends beyond twelve (12) months following the stipulated start date, then Classifieds2000 shall waive the fixed monthly cost associated with Section 2.2 of this Agreement until such time as the guaranteed number of Unique New Car Purchase Requests are delivered to Customer, and Customer shall only pay the variable fee per Unique New Car Purchase Request as identified in Section 2.2 above.

     3.3 Upon the expiration of this Agreement, which shall be either the lapse of (12) months following the stipulated start date or upon the lapse of the Contract Year, whichever term is in effect, this Agreement will automatically renew on a monthly basis, unless either party provides thirty (30) days written notice of its election to not have this Agreement automatically renew.

     3.4 After this Agreement has been in effect for twelve (12) consecutive months, either party may terminate or renegotiate the terms upon thirty (30) days written notice.

4.   ADDITIONAL TERMS AND CONDITIONS.

     4.1. CLASSIFIED ADVERTISEMENTS. Customer hereby authorizes Classifieds2000 to use, reproduce, publicly distribute and publicly display Classified Advertisements on the Classifieds2000 Service. Customer will be solely responsible for creating, managing, editing, reviewing, deleting and otherwise controlling the Listings. Customer will deliver to Classifieds2000 Customers' Classifieds Advertisements in the format specified by the document "Classifieds2000 Vehicle Listing Import Specification." Classifieds2000 and its affiliates may decline to include any Classified Advertisements in the Classifieds2000 Service for any reason or at any time.



                                       3.

        4.2. DISPLAY ADVERTISING. Electronic images and URLs must be submitted at least 3 days before the desired start date. GIFs and go-to URLs should be e-mailed to ron@classifieds2000.com. Classifieds2000 and its related parties reserve the right, at any time, and for any reason in its sole discretion to decline any advertising and to cease further publication of any advertising, and shall not be liable in any way, provided that any amounts received for advertising that is not published will be refunded.

        4.3. TERMINATION. This Agreement may be terminated by the parties as follows:

                4.3.1 This Agreement will terminate automatically in the event that Classifieds2000 decides, in its sole discretion, to stop operating its Web-accessible service.

                4.3.2   Either party may terminate this Agreement after eight
                        (8) months provided that sixty (60) days prior written notice is delivered.

                4.3.3 Either party may terminate this agreement upon the material breach of the other party, if such breach remains uncured for thirty (30) days following written notice to the breaching party; except that Classifieds2000 may, by providing written notice, terminate this Agreement immediately if the monthly fees are not paid when due, as set forth herein.

                4.3.4   Either Party may terminate this Agreement upon thirty
                        (30) days written notice to Classifieds2000 upon the determination that the Unique New Car Purchase
                        Requests forwarded to Customer fall below Customer's acceptable quality standard should such unacceptable quality standard remains uncured for sixty (60) days following written notice to the other party. For the purposes of this Agreement, Customer's quality standard shall be determined in accordance with the formula set forth in item (ii) on the attached Schedule C, incorporated herein by this reference.

                4.3.5 Except for Classified Advertisements that Classifieds2000 requires for maintenance of its systems, upon the expiration or termination of this Agreement, Classifieds2000 will promptly remove the Classified Advertisements from its systems. Sections 2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12
                        shall survive any termination or expiration of this Agreement.

        4.4. DISCLAIMER OF WARRANTIES. Classifieds2000 provides all Services performed hereunder "AS IS" and without any warranty of any kind.
Classifieds2000 does not guarantee continuous or uninterrupted service to and use of the Services. In the event of interruption of Services, Classifieds2000's sole obligation shall be to restore service as soon as practicably and reasonably possible.

        4.5. TRADEMARKS. Neither party may use the other party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party. Notwithstanding the foregoing, each party grants to the other a revocable, non-exclusive, nontransferable, royalty-free, worldwide license to use each other's respective Marks (a) in conjunction with the Services for the purposes of marketing, promotion, and Classified Advertisements directories or indexes, and (b) in electronic or printed advertising, publicity, press releases, newsletters and mailings about the Services or Classifieds2000.

        4.6. CLASSIFIEDS2000 SERVICE PROMOTION. Customer may not use the names of specific Classifieds2000 affiliates to promote, advertise, or publicly state, either verbally or in written form, that Customer's listings are being distributed on such affiliates' Web sites without explicitly stating that this distribution is enabled via an arrangement with Classifieds2000.

        4.7. INDEMNITY. Customer agrees to defend, indemnify and hold harmless Classifieds2000 and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from any Classified Advertisements.

        4.8. LIMITATIONS ON LIABILITY. IN NO EVENT SHALL CLASSIFIEDS2000 BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF CLASSIFIEDS2000 HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH DAMAGES. UNDER NO CIRCUMSTANCES SHALL CLASSIFIEDS2000 BE LIABLE TO CUSTOMER OR ANY THIRD PARTIES FOR AN AMOUNT GREATER THAN THE AMOUNTS RECEIVED FROM CUSTOMER HEREUNDER.

        4.9. GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws. Customer agrees to submit to jurisdiction in California and further agrees that any cause of action arising under this Agreement may be brought in a court in Santa Clara County, California.

                                       4.

     4.10. SUCCESSORS AND ASSIGNS. Neither party may assign this Agreement without prior written consent of the other, except that no such consent shall be required for assignments in connection with the sale of all or substantially all of the assets or securities of a party or by merger (whether by operation of law or otherwise). The parties' rights and obligations will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns.

     4.11. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. This Agreement may be changed only by a written agreement signed by both parties.

     4.12. CONFIDENTIALITY. This Agreement and its terms and conditions are confidential information of both parties. Neither party may disclose the terms and conditions hereof without the advance written consent of the other party.

Signed:

AUTO-BY-TEL, CORPORATION                CLASSIFIEDS2000, INC.

                                        /s/ Mark S. Lockareff
----------------------------            --------------------------------------
Customer Signature                      Signature

                                        /s/ Mark Lockareff
-------------------------------         --------------------------------------
Anne M. Benvenuto                       Mark Lockareff
Senior Vice President, Marketing        Vice President, Classified Advertising

                                         6/4/98
-------------------------------         --------------------------------------
Date                                    Date





                                       5.

     4.10. SUCCESSORS AND ASSIGNS. Neither party may assign this Agreement without prior written consent of the other, except that no such consent shall be required for assignment in connection with the sale of all or substantially all of the assets or securities of a party or by merger (whether by operation of law or otherwise). The parties' rights and obligations will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns.

     4.11 ENTIRE AGREEMENT. This Agreement set forth the entire understanding and agreement of the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. This Agreement may be changed only by a written agreement signed by both parties.

     4.12. CONFIDENTIALITY. This Agreement and its terms and conditions are confidential information of both parties. Neither party may disclose the terms and conditions hereof without the advance written consent of the other party.


Signed:


AUTO-BY-TEL, CORPORATION                CLASSIFIEDS2000, INC.




-------------------------------         -------------------------------
Customer Signature                      Signature



/s/ ANNE M. BENVENUTO
-------------------------------         -------------------------------
Anne M. Benvenuto                       Mark Lockareff
                                        Vice President, Classified
                                        Advertising


-------------------------------         -------------------------------
Date                                    Date









                                       5.

[*] Confidential Treatment Requested

                                  ATTACHMENT A


USED CAR PROGRAM
  FLAT FEE INCLUDES:                 Fixed    Monthly                [*]                                          [*]
                                                                     -----------                                  ----------
- Listings Distribution on Network
- Per Listing Branding & Links
- Unlimited Dealer Participation
- Unlimited Contact Request Leads
- FSBO Listings on ABT Site

NEW CAR PROGRAM
  FLAT FEE INCLUDES:                 Fixed    Monthly      [*]                                                        [*]

- Exclusive Buying Service Sponsor
- Real Estate Slotting Fee
- Minimum guarantee of 4,514,000 imps per month

PER NEW PURCHASE REQUEST            Variable  Monthly      [*]
-       0 -  75,000 - [*]
-  75,001 - 150,000 - [*]
- 150,001 +         - [*]
- Minimum guarantee of 100,000 new "PR's" during terms
TOTAL MONTHLY FIXED                                                                                                   [*]
TOTAL ANNUAL FIXED                                                                                                    [*]

TOTAL VARIABLE (ESTIMATED*) PER MONTH                      MONTH     # PRs     S/PR                                  TOTAL
                                                           Jun-98     3,000    [*]                                    [*]
* BASED ON A MINIMUM GUARANTEE OF 100,000 PER MONTH        Jul-98     5,000    [*]                                    [*]
                                                           Aug-98     6,000    [*]                                    [*]
                                                           Sep-98     7,000    [*]                                    [*]
                                                           Oct-98     7,000    [*]                                    [*]
                                                           Nov-98     8,000    [*]                                    [*]
                                                           Dec-98     9,000    [*]                                    [*]
                                                           Jan-99     9,000    [*]                                    [*]
                                                           Feb-99    10,000    [*]                                    [*]
                                                           Mar-99    11,000    [*]                                    [*]
                                                           Apr-99    12,000    [*]                                    [*]
                                                           May-99    13,000    [*]                                    [*]
ESTIMATED TOTAL ANNUAL VARIABLE                                     100,000                                           [*]

TOTAL ESTIMATED MONTHLY COST                               Jun-98                                                     [*]
                                                           Jul-98                                                     [*]
                                                           Aug-98                                                     [*]
                                                           Sep-98                                                     [*]
                                                           Oct-98                                                     [*]
                                                           Nov-98                                                     [*]
                                                           Dec-98                                                     [*]
                                                           Jan-99                                                     [*]
                                                           Feb-99                                                     [*]
                                                           Mar-99                                                     [*]
                                                           Apr-99                                                     [*]
                                                           May-99                                                     [*]

                                                                                                                 ----------
TOTAL ESTIMATED ANNUAL COST                                                                                           [*]
                                                                                                                 ----------

                                   SCHEDULE C

              TO THAT CERTAIN CLASSIFIED2000 LISTING DISTRIBUTION,
                      SPONSORSHIP, DISPLAY ADVERTISING AND
                  NETWORK AFFILIATION AGREEMENT ("AGREEMENT")

                                    BETWEEN
                              CLASSIFIEDS2000, INC
                                      AND
                            AUTO-BY-TEL CORPORATION

     THE FOLLOWING LANGUAGE SHALL BE INCORPORATED INTO SECTION 2.4 OF THE AGREEMENT AS THOUGH FULLY SET FORTH THEREIN:

     i. Unique Purchase Request. For the purposes of this Agreement, a "Unique Purchase Request" shall be a new car purchase request electronic form with all data fields deemed mandatory by Customer completed by the user, which has been received by Customer from Classifieds2000, and for which Customer has not, within the previous ninety (90) day period, received a duplicate new car purchase request from Classifieds2000, or any other source from which Customer regularly receives purchase requests, for the same or similar vehicle, as determined by the year, make and model; from the same user, as identified by the same name, zip code and/or the same e-mail address.

THE FOLLOWING LANGUAGE SHALL BE INCORPORATED INTO SECTION 4.3.4 OF THE AGREEMENT AS THOUGH FULLY SET FORTH THEREIN:

     ii. Customer may terminate this Agreement at any time during the term of hereof, if, based upon a random sampling over a thirty (30) day period of not less than one hundred (100) purchase requests referred by Classifieds2000 for either new or used vehicles, it is determined that the number of Classifieds2000 referred purchase requests which are converted to actual sales of vehicles is less than fifteen percent (15%) of the total number of conversion experienced by Customer with non-Classifieds2000 purchase requests during the same time frame.

                                  ATTACHMENT B

                          [CLASSIFIEDS2000 LETTERHEAD]

                   "The most visited classifieds on the web!"

FEATURES
                                  7.25%  OR  7.75%
HOME                                CLICK HERE!
SEARCH ADS                CLICK HERE FOR MORE INFORMATION
PLACE ADS
DELETE ADS           SEARCH ADS
CHANGE ADS             CATEGORIES / VEHICLES / CARS
COOL NOTIFY
HOT LIST      Back to List        Next             Cool Notify   Add to Hot List
HELP

                        AUTO-BY-TEL - RISK FREE VEHICLE!
                           72 hour money back refund!


                                  [PHOTOGRAPH]

AUTO-BY-TEL MAKES YOUR USED CAR PURCHASE RISK-FREE
- Full refund within 72-hours
- National 3Mo./3K Mi. Limited Warranty
- Travel Repair Program
- Certified 135 Point Inspection

CAR              1996, Pontiac Grand Am SE, 31K miles, $11,300
OPTIONS          31227 exterior
                 Air Conditioning
                 Cruise Control
                 Two Door
                 Automatic Transmission
DESCRIPTION      bucket seats, am/fm radio, tilt steering wheel, power door locks, stock number 67801
VEHICLE ID       1G2NE12M7TM565098
SELLER INFO


                 More about Auto-By-Tel Purchase Guidelines
                 Birmingham, Alabama 35209


          Back to List        Next             Cool Notify   Add to Hot List